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                                Exhibit 99


                        IRON MOUNTAIN INCORPORATED

                           745 Atlantic Avenue
                       Boston, Massachusetts 02111



                             March 20, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408


Re: LETTER TO SECURITIES AND EXCHANGE COMMISSION PURSUANT TO TEMPORARY NOTE 3T

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Iron Mountain Incorporated has obtained a letter of representation from Arthur Andersen LLP ("Andersen"), its independent public accountants, stating that the December 31, 2001 audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                           Very truly yours,

                           Iron Mountain Incorporated

                           /s/ John F. Kenny, Jr.

                           John F. Kenny, Jr.
                           Executive Vice President and Chief Financial Officer